Certificate of Approval

For Establishment of Enterprises
with Foreign Investment in the People’s Republic of China

Approval Number:  Shangwaizi Jifu zi 2005 No 0045

Code for Import and Export Enterprise: 2200778733694

Date of Approval: October 17, 2005

Date of Issue: September 15, 2010

Certificate Number: 2200006889

Name of Enterprise: Jilin Huamei Beverage Co., Ltd.

Address: Zhongji Buliding Suite 24128, No. 1562 Jiefang Road, Nanguan District, the City of Changchun, Jilin Province

Type of Business: Enterprise with Foreign Investment

Duration of Operation: 20 years

Total Investment: $200,000

Registered: $200,000

Business Scope: Business in Ginseng, Health food, food, liquor, general merchandise, commodity, manufacturing equipments, import and export (commodities have special provision or have quota license requirement shall apply to relevant rules.)

Name of Investors: China Ginseng Holdings, Inc.

Place of Registration: USA

Capital Contribution: $200,000